Exhibit 10.58
Statement of Amendment
of STIP and LTIP for S. Riffee
On March 4, 2015, the Board of Trustees and Compensation Committee of Washington Real Estate Investment Trust (the “Trust”) adopted the following amendments to the Short-term Incentive Plan, effective January 1, 2014 (the “STIP”) and the Long-term Incentive Plan, effective January 1, 2014 (the “LTIP”).
STIP Amendment
The following threshold, target and high Award opportunity levels shall apply under the STIP with respect to Stephen E. Riffee (to be used with respect to Mr. Riffee only in lieu of the Award opportunity levels in Section 4.1 of the STIP):

	Cash Component (50%)			Restricted Share Component (50%)
	Threshold	Target	High	Threshold	Target	High
Stephen E. Riffee as Executive Vice President and Chief Financial Officer	42%	87.5%	140%	42%	87.5%	140%

LTIP Amendment
The following threshold, target and high Award opportunity levels shall apply under the LTIP with respect to Mr. Riffee (to be used with respect to Mr. Riffee only in lieu of the Award opportunity levels in Section 4.1 of the LTIP):

	Threshold	Target	High
Stephen E. Riffee as Executive Vice President and Chief Financial Officer	44%	95%	149%

This Statement of Amendment is made as of March 4, 2015 to serve as the written memorialization of such STIP and LTIP amendments.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin
Laura M. Franklin
Executive Vice President - Accounting and Administration